Exhibit 99.1

Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Cheryl Watson, Investors, 317.469.2064

For immediate release

Nelnet Agrees With Nebraska Attorney General to Voluntarily Adopt Student Loan Code of Conduct; Makes Commitment to Help Families Plan and Pay for Their Education

LINCOLN, Neb. April 20, 2007 - Nelnet (NYSE: NNI), a leading education planning and financing company, today announced it will assume a leadership role in a movement towards greater transparency and choice for students seeking to borrow money for their college education. Through a voluntary letter of agreement with Nebraska Attorney General Jon Bruning, Nelnet pledges to adopt the Nelnet Student Loan Code of Conduct, post a copy of a review of the company's business practices on its Web site, and commit $1 million to help educate students and families on how to plan and pay for their education.

"We appreciate the attention Attorney General Bruning and others are focusing on education lending practices and, importantly, on efforts to ensure transparency in the relationships between lenders and institutions of higher education," said Mike Dunlap, Nelnet Chairman and Co-Chief Executive Officer. "For nearly 30 years, Nelnet has established itself as a leader for making available the best terms, benefits and services for students and families. We have accomplished this with the highest ethical standards. To this end, we firmly believe in the integrity of our existing business practices and our relationships with the colleges and universities.

"Our goal, however, is to set a new standard for transparency and full disclosure to demonstrate our commitment to families. Adopting a voluntary Code of Conduct, making publicly available a review of our business practices, and committing to help educate families on financial aid literacy is a positive step toward ensuring families can make informed financial aid decisions."

The Code of Conduct makes the following promises to students and families seeking financial aid to pay for their education:

I. PROHIBITION OF CERTAIN REMUNERATION TO INSTITUTIONS OF HIGHER EDUCATION / REVENUE SHARING PROHIBITION
        Nelnet shall not provide anything of value to an institution of higher education in exchange for any advantage or consideration related to our student loan activity with respect to the financial aid office, including but not limited to placement on any institution preferred FFELP loan lender list.

II. PROHIBITION OF CERTAIN REMUNERATION TO HIGHER EDUCATION EMPLOYEES / GIFT AND TRIP PROHIBITION
        Nelnet shall not provide anything of more than nominal value ($10, or such other amount as may be provided by Federal law) to any officer, trustee, director, employee or agent of an institution of higher education who is involved in the student lending process in such institution's financial aid office.


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III.    LIMITATIONS ON LENDER ADVISORY BOARDS / ADVISORY BOARD COMPENSATION
        RULES
        Nelnet shall not provide anything of value, including reimbursement of expenses, to any officer, trustee, director, employee or agent of an institution of higher education involved in the student lending process in such institution's financial aid office.

IV.     LIMITATIONS ON STAFFING OF FINANCIAL AID OFFICES
        Nelnet will not provide, without proper disclosure and transparency, staff for an institution of higher education's financial aid offices at any time where that employee has contact with students other than general debt counseling.

V.      PROHIBITION ON USE OF OPPORTUNITY LOANS
        Nelnet shall not arrange with an institution of higher education to provide any private loans to borrowers who would otherwise not satisfy Nelnet's credit criteria (so-called "Opportunity Loans") in exchange for other specified loan volume from the institution of higher education or placement on the institution's preferred FFELP loan lender list.

VI.     MAINTENANCE OF BORROWER BENEFITS
        Nelnet shall take all commercially reasonable steps to ensure that all benefits originally available on a loan remain in force (or offer other benefits substantially identical or better during the repayment phase of the loan) if that loan is transferred or the servicer is changed as long as the original loan is outstanding.

VII.    FULL DISCLOSURE OF SALES OF LOANS TO ANOTHER LENDER
        Nelnet will disclose to borrowers any agreement between Nelnet and any unaffiliated entity to sell loans if the sale results in Nelnet no longer servicing such loan.

VIII.   DISCLOSURE AT THE REQUEST OF INSTITUTIONS OF HIGHER EDUCATION
        Upon the request of any institution of higher education, Nelnet shall disclose information concerning the historic default rates of borrowers from said institution, and the rates of interest charged to borrowers from the institution.

IX.     PRIVATE EDUCATION LOANS
        If a borrower comes through Nelnet's direct-to-consumer channel and Nelnet has a relationship with the school the borrower is attending, Nelnet will offer the borrower the lower of the rate available directly from Nelnet or the rate available if the borrower had gone through the financial aid office to receive their private loan.

X.      PREFERRED LENDER LISTS
        In connection with recently proposed legislation, Nelnet wants to address choice and competition within the education finance process. Nelnet believes competition and choice on lender lists are critical at both FFELP and Direct Lending schools, and Nelnet supports the proposed requirement of having a minimum of three lenders on each preferred FFELP loan lender list, with at least two being unaffiliated lenders.
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Nelnet will adopt the Code of Conduct nationally and will have completed the necessary modifications to its business practices to align with the Code of Conduct by August 15, 2007.

The company also agreed to commit $1 million for a national campaign to educate and inform families on education finance. Nelnet will work together with the Nebraska Attorney General to direct the funds to help educate students and families on how to plan and pay for their education.

"Through our support we can assist students and families in reaching their education goals and promote transparency in financial aid practices," added Dunlap.

Nelnet recently conducted a review of the company's historical business practices and has posted a copy of the findings to the company's Web site (www.nelnet.net) for the public to review.

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For 28 years, Nelnet has been helping the education-seeking family plan for their education, pay for their education, and prepare for their careers. The company has invested hundreds of millions of dollars in products, services, and technology improvements for students and the educational institutions they attend. These services include live counseling to help families through all aspects of the financial aid process, benefits for borrowers, including tens of millions of dollars in fee reductions, and Nelnet sponsored scholarships. Nelnet serves students in 50 states, employs approximately 4,000 associates, and has $23.8 billion in net student loan assets.

Additional information is available at www.nelnet.net.

Information contained or incorporated in this press release, other than historical information, may be considered forward looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected. Among the key factors that may have a direct bearing on the Company's operating results, performance, or financial condition expressed or implied by the forward-looking statements are the uncertain nature of the future impact of the agreement, any future developments with respect to the regulatory framework, changes in terms of student loans and the educational credit marketplace, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, or changes in the general interest rate environment and in the securitization markets for education loans.